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                                                                EXHIBIT 21.1





                         SUBSIDIARIES OF THE REGISTRANT






      Arvilla Telecommunications, Inc.
      IIWII Corp.
      L.D. Services, Inc.
      T-One Corp.
      Helvey Com., Inc.
      Lucius Enterprises, Inc.
      STAR Europe, Ltd.
      Romborg Holding, B.V.
      STAR Telecommunications Deutschland, GmbH
      Grupo Industriale Arvilla SA de CV
      Servicios Sumosierra SA de CV